EXHIBIT 5.1

                     [LETTERHEAD OF HOGAN & HARTSON L.L.P.]

                                 October 7, 1999

Board of Directors
eGlobe, Inc..
1250 24th Street, N.W., Suite 725
Washington, D.C. 20037

Members of the Board of Directors:

                  This firm has acted as counsel to eGlobe, Inc. (the "Company"), a Delaware corporation, in connection with its registration, pursuant to a registration statement on Form S-8 (the "Registration Statement"), of 1,500,000 shares (the "Shares") of common stock, par value $.001 per share, of the Company, issuable under the Company's 1995 Employee Stock Option and Appreciation Plan (the "Stock Option Plan"). This letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. (S)229.601(b)(5), in connection with such registration.

                  For purposes of this opinion letter, we have examined copies of the following documents:

                  1.       An executed copy of the Registration Statement.

                  2. A copy of the Stock Option Plan, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

                  3. The Restated Certificate of Incorporation of the Company, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

                  4. The Amended and Restated By-laws of the Company, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

                  5. A certificate of good standing of the Company issued by the Secretary of State of the State of Delaware dated October 7, 1999.

                  8. Resolutions of the Board of Directors of the Company adopted on May 14, 1999, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

                  9. Resolutions of the stockholders of the Company adopted at a meeting held on June 16, 1999, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

                  10. A certificate of officers of the Company, dated October 7, 1999, as to certain facts relating to the Company.

                  In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity, accuracy and completeness of all documents submitted to us as originals, and the conformity with the original documents of all

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documents submitted to us as certified,  telecopies,  photostatic, or reproduced copies. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

                  This opinion letter is based as to matters of law solely on Delaware corporate law. We express no opinion herein as to any other laws, statutes, regulations, or ordinances.

                  Based upon, subject to, and limited by the foregoing, we are of the opinion that the Shares, when issued and delivered in the manner and on the terms contemplated in the Registration Statement and the Stock Option Plan (with the Company having received the consideration therefor as specified in the Stock Option Plan, the form of which is in accordance with applicable law), will be validly issued, fully paid and non-assessable under Delaware corporate law.

                  We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on or about the date of this opinion letter, and should not be quoted in whole or in part or otherwise be referred to, nor be filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

                  We hereby  consent  to the  filing of this  opinion  letter as
Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                       Very truly yours,

                                       /S/ HOGAN & HARTSON L.L.P.
                                       ---------------------------
                                       HOGAN & HARTSON L.L.P.